EXHIBIT 3.2a

ANNEX B
BY-LAWS
OF
THE WELLCARE MANAGEMENT GROUP, INC.

ARTICLE I

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of The Wellcare Management Group, Inc. (the "Corporation") shall be held either within or without the State of New York, at such place and at such time as the Board of Directors may designate and set forth in the call or in a waiver of notice thereof, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting, and except as otherwise designated by the Board of Directors and stated in the notice of the meeting, the annual meeting of the shareholders shall be held on the first Monday in June in each year, if not a legal holiday, and if a legal holiday, then on the next business day following, at 6:00 p.m., at which meeting the shareholders shall elect a Board of Directors for the ensuing year and transact such other business as may properly be brought before the meeting.

Section 2. Proposed Business at Annual Meeting. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), which shall include shareholder proposals contained in the Corporation's proxy statement made in accordance with Rule 14a-8 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or any successor thereto, or (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof).

Section 3. Special Meetings. Special Meetings of the shareholders, for any purpose or purposes, may be called at any time by resolution of the Board of Directors or by the President, and shall be called by the President or by the Secretary upon the written request of the holders of record of the issued and outstanding shares entitled to cast at least twenty percent (20%) of the total number of votes entitled to be cast by shareholders at such meeting, at such times and at such place either within or without the State of New York as may be stated in the call or in a waiver of notice thereof. Business transacted at any special meeting shall be limited to the purposes stated in the notice.

Section 4. Notice of Meetings. Notice of the time, place and purpose of every meeting of shareholders shall be delivered personally or by first class mail, not less than ten (10) days nor more than fifty (50) days previous thereto, or by third class mail, not less than twenty-four (24) days nor more than fifty (50) days before the meeting, to each shareholder of record entitled to vote, at his post office address appearing upon the records of the Corporation or at such other address as shall be furnished in writing by him to the Corporation for such purpose. Such further notice shall be given as may be required by law or by these By-Laws. Any meeting may be held without notice if all shareholders entitled to vote are present in person or by proxy, or if notice is waived in writing, either before or after the meeting, by those not present. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

Section 5. Quorum. The holders of record of at least a majority of the shares of the stock of the Corporation, issued and outstanding and entitled to vote, present in person or by proxy, shall, except as otherwise provided by law or by these By-Laws, constitute a quorum at all meetings of the shareholders; if there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time until a quorum shall have been obtained.

Section 6. Organization of Meetings. Meetings of the shareholders shall be presided over by the Chairman of the Board, if there be one, of if he is not present by the President, or if he is not present by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in his absence an Assistant Secretary, shall act as Secretary of the meeting, if present.

Section 7. Voting. At each meeting of shareholders, except as otherwise provided by statute, every holder of record of stock entitled to vote shall be entitled to cast the number of votes to which shares of such class or series are entitled as set forth in the Certificate of Incorporation or any Certificate of Amendment with respect to any preferred stock, in person or by proxy for each share of such stock standing in his name on the records of the Corporation. Elections of directors shall be determined by a plurality of the votes cast thereat and, except as otherwise provided by statute, the Certificate of Incorporation, or these By-Laws, all other action shall be determined by a majority of the votes cast at such meeting. Each proxy to vote shall be in writing and signed by the shareholder or by his duly authorized attorney.

At all elections of directors, the voting shall be by ballot or in such other manner as may be determined by the shareholders present in person or by proxy entitled to vote at such election. With respect to any other matter presented to the shareholders for their consideration at a meeting, any shareholder entitled to vote may, on any question, demand a vote by ballot.

A complete list of the shareholders as of the record date, certified by the Secretary or the transfer agent of the Corporation, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder.

Section 8. Action by Consent. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting, if, prior to such action, a written consent or consents thereto setting forth such action, is signed by the holders of record of all of the shares of the stock of the Corporation, issued and outstanding and entitled to vote.

ARTICLE II

DIRECTORS

Section 1. Number, Quorum, Term, Vacancies, Removal. The number of directors of the Corporation shall be fixed in the manner provided in the Certificate of Incorporation.

A majority of the members of the Board of Directors then holding office shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

Except as otherwise required by the Certificate of Incorporation, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board, by reason of death, resignation, or otherwise, including the removal of a director as provided in the Certificate of Incorporation, shall be filled by a vote of the Board or, if the number of directors then in office is less than a quorum, by vote of a majority of the directors then in office. A director so elected to fill a vacancy, other than a vacancy arising through an increase in the number of authorized directors, shall serve until the next meeting of the shareholders at which the election of directors is in the regular order of business, and until his or her successor has been elected and qualified. A director so elected to fill a vacancy arising through an increase in the number of authorized directors shall serve until the next meeting of the shareholders at which the election of directors is in the regular order of business, and until his or her successor has been elected and qualified. When a vacancy is created as a result of the resignation of a director from the Board of Directors, which resignation is not effective until a future date, such director shall not have the power to vote to fill such vacancy. Any director so elected to fill a vacancy arising through an increase in the number of authorized directors shall not be classified as belonging to a certain class of directors until the next annual meeting of the shareholders of the Company.

Section 2. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in any Certificate of Amendment of the Corporation with respect to the right of holders of certain specified classes of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation who is a shareholder of record on the record date for the determination of shareholders entitled to vote at such meeting.

Section 3. Meetings, Notice. Meetings of the Board of Directors shall be held at such place either within or without the State of New York, as may from time to time be fixed by resolution of the Board, or as may be specified in the call or in a waiver of notice thereof. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board, and special meetings may be held at any time upon the call of one director, the Chairman of the Board, if one be elected, or the President, by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board may be held without notice immediately after the annual meeting of shareholders at the same place at which such meeting was held. Notice need not be given of regular meetings of the Board. Any meeting may be held without notice, if all directors are present, or if notice is waived in writing, either before or after the meeting, by those not present.

Section 4. Committees. The Board of Directors may, in its discretion, by resolution passed by a majority of the entire Board, designate from among its members one or more committees which shall consist of three or more directors. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them, provided, however, that no such committee shall have authority as to the following matters: (i) the submission to shareholders of any action that needs shareholders' approval under the New York Business Corporation Law, (ii) the filling of vacancies in the Board of Directors or in any committee, (iii) the fixing of compensation of the directors for serving on the Board or on any committee, (iv) the amendment or repeal of the By-Laws, or the adoption of new By-Laws, and (v) the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The Board shall have power at any time to change the membership of any such committee, to fill vacancies in it, or to dissolve it.

Section 5. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, of any committee thereof, may be taken without a meeting, if prior to such action a written consent or consents thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent or consents is filed with the minutes of proceedings of the Board or committee.

Section 6. Telephonic Meetings. Any or all members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 7. Compensation. The Board of Directors may determine, from time to time, the amount of compensation which shall be paid to its members. The Board of Directors shall also have power, in its discretion, to allow a fixed sum and expenses for attendance at each regular or special meeting of the Board, or of any committee of the Board; the Board of Directors shall also have power, in its discretion, to provide for any pay to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time.

ARTICLE III

OFFICERS

Section 1. Titles and Election. The officers of the Corporation, who shall be chosen by the Board of Directors at its first meeting after each annual meeting of shareholders, shall be a President, a Treasurer and a Secretary. The Board of Directors from time to time may elect a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary, and may define their powers and duties. Any number of offices may be held by the same person, except that the office of President and Secretary may not be held by the same person.

Section 2. Terms of Office. The officers shall hold office until their successors are chosen and qualify.

Section 3. Removal. Any officer may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the Board of Directors.

Section 4. Resignations. Any officer may resign at any time giving written notice to the Board of Directors or to the Secretary. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the directors may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred.

Section 6.  Chairman of the Board and Vice Chairman of the Board.
(a) The Chairman of the Board of Directors, if one be elected, shall be a member of the Board and shall preside at all meetings of the Board of Directors and of the shareholders, and shall have and perform such other duties as from time to time the Board of Directors may prescribe.

(b) The Vice Chairman of the Board of Directors, if one be elected, shall be a member of the Board and shall perform the duties of the Chairman of the Board in the latter's absence and shall have and be assigned such other duties as the Board of Directors may from time to time prescribe.

Section 7. President. The President shall be the chief executive officer of the Corporation and, in the absence of the Chairman, shall preside at all meetings of the Board of Directors, and of the shareholders. The President shall exercise the powers and perform the duties usual to the chief executive officer and, subject to the control of the Board of Directors, shall have general management and control of the affairs and business of the Corporation; the President shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board of Directors) and fix their compensation; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties as the Board of Directors may from time to time prescribe.

Section 8. Vice Presidents. If chosen, the Vice Presidents, in the order of their seniority, shall, in the absence or disability of the President, exercise all of the powers and duties of the President. Such Vice Presidents shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties incident to the office of Vice President and as the Board of Directors or the President shall direct.

Section 9. Secretary and Assistant Secretary. (a) The Secretary shall attend all sessions of the Board and all meetings of the shareholders and record all votes and the minutes of the proceedings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall affix the seal of the Corporation to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer who may affix the seal to any such instrument in the event of the absence or disability of the Secretary. The Secretary shall have and be the custodian of the stock records and all other books, records and papers of the Corporation (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed.

(b) The Assistant Secretary, if there be one, shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 10. Treasurer and Assistant Treasurer. (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of the Treasurer's transactions and of the financial condition of the Corporation.

(b) The Assistant Treasurer, if there be one, shall, in the absence of the Treasurer of in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 11. Duties of Officers may be Delegated. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officers, or to any director.


ARTICLE IV

INTERESTED DIRECTORS

Section 1.  Contracts or Transactions.

(A) No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers, or have a substantial financial interest, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the Board, or of a committee thereof, which approves such contract or trans-action, or that the votes of such director or directors are counted for such purposes:

(i) If the facts of such common directorship, officership or substantial financial interest are disclosed or known to the Board of committee, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote or votes of such interested director or directors or, if the votes of the disinterested directors are insufficient to constitute an act of the Board, by unanimous vote of the disinterested directors; or

(ii) If such common directorship, officership or substantial financial interest is disclosed or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of the shareholders.

(b) If the facts of such common directorship, officership or substantial financial interest are disclosed to the directors or shareholders, or known to the Board or committee or shareholders entitled to vote thereon, the contract or transaction may not be avoided by the Corporation for the reason set forth in Section 1(a). If there was no such disclosure or knowledge, or if the vote of such interested director or directors was necessary for approval of a contract or transaction at a meeting of the Board or committee at which it was approved, the Corporation may avoid the contract or transaction unless the parties thereto shall establish affirmatively that the contract or transaction was fair and reasonable as to the Corporation at the time it is approved by the Board or committee or the shareholders.


ARTICLE V

CAPITAL STOCK

Section 1. Certificates. The interest of each shareholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by the President or a Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sealed with the seal of the Corporation or a facsimile thereof, and countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe. Where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or registered by a registrar other than the Corporation or its employee, the signature of any such officer may be a facsimile signature. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 2. Transfer. Subject to any restrictions on transfer of shares of stock of the Corporation of any class, series or designation contained in the Certificate of Incorporation, the shares of stock of the Corporation shall be transferred only upon the books of the Corporation by the holder thereof in person or by such person's attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

Section 3. Record Dates. The Board of Directors may fix in advance a date, not less than ten (10) nor more than fifty (50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the distribution or allotment of any rights, or the date when any change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to receive any distribution or allotment of such rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such distribution or allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 4. Lost Certificates. In the event that any certificate of stock is lost, stolen, destroyed or mutilated, the Board of Directors may authorize the issuance of a new certificate of the same tenor and for the same number of shares in lieu thereof. The Board may in its discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner to make an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary, and to give the Corporation a bond in such reasonable sum as it directs to indemnify the Corporation.

ARTICLE VI

CHECKS, NOTES, ETC.

Section 1. Checks, Notes, Etc. All checks and drafts on the Corporation's bank accounts, and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, may be signed by the President or any Vice President and may also be signed by such other officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall end on December 31st of each year unless otherwise fixed by resolution of the Board of Directors.

Section 2. Corporate Seal. The seal of the Corporation shall be circular in form and contain the name of the Corporation, and the year and state of its incorporation. Such seal may be altered from time to time at the discretion of the Board of Directors.

Section 3.  Books.   There shall be kept at such office of the
Corporation as the Board of Directors shall determine, within or without the State of New York, correct books and records of account of all its business and transactions, minutes of the proceedings of its shareholders, Board of Directors and committees, and the stock book, containing the names and addresses of the shareholders, the number of shares held by them and the class or series thereof, respectively, and the dates when they respectively became the owners of record thereof, and in which the transfer of stock shall be registered, and such other books and records as the Board of Directors may from time to time determine.

ARTICLE III

AMENDMENTS

Section 1. Amendments. These By-Laws may be amended or repealed, or new By-Laws may be adopted, by the majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon. The vote of the holders of at least a majority of the voting power of the Corporation, of the shares that are issued and outstanding and entitled to vote, shall be necessary at any meeting of shareholders to amend or repeal these By-Laws or to adopt new by-laws. The By-Laws may also be amended or repealed, or new by-laws adopted, at any meeting of the Board of Directors by the vote of at least a majority of the entire Board, provided that any by-law adopted by the Board may be amended or repealed by the shareholders.

Any proposal to amend or repeal these By-Laws or to adopt new by-laws shall be stated in the notice of the meeting of the Board of Directors or the shareholders, or in the waiver of notice thereof, as the case may be, unless all of the directors or the holders of record of all of the shares of the Corporation, issued and outstanding and entitled to vote, are present at such meeting.